SECURITY AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K


CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) Of The
SECURITIES EXCHANGE ACT OF 1934

Date of Report:                         April 17, 1997

Exact Name of Regustrant
as specified in its charter:         BELL ATLANTIC CORPORATION

Commission File Number:       1-8606

State of Incorporation:              Delaware

IRS Employer Identification No:      23-2259884

Address of Principal
executive offices:                      1717 Arch Street
                                                   Phladelphia, PA.  19103

Registrant's telephone number:       (215) 963-6000

Former Name or former address,
if changed since last report:           N/A




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Item 5. Other Events


  Attached as an exhibit is a copy of a press release issued by Bell Atlantic Corporation dated April 17, 1997 announcing 1st Quarter earnings for 1997.



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Item 7.   Financial Statements and Exhibits.



  c)  The following exhibits are incorporated by reference into this report.



   20      Press Release Dated April 17, 1997




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EXHIBIT INDEX


Exhibit No.     Description


  (20)          Press Release Dated April 17, 1997




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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




BELL ATLANTIC CORPORATION




By /s/ William O. Albertini
   Willaim O. Albertini
   Executive Vice President and Chief Financial Officer


Date: April 17, 1997






FOR IMMEDIATE RELEASE                               CONTACT:
Thursday, April 17, 1997                            Jay Grossman
                                                    215-963-6521
                                                    jay.grossman@bell-atl.com



Bell Atlantic Reports First Quarter Net Income Up 11.0 Percent

Company Shows Continued Strong Revenue Growth in Core Businesses


PHILADELPHIA -- Continued strong business volumes in its telephone and cellular businesses fueled robust operating and earnings growth for Bell Atlantic Corporation (NYSE:BEL) in the first quarter. The company reported first-quarter net income of $515.6 million, an increase of 11.0 percent over the first quarter of 1996. Earnings per share were $1.17 in the 1997 quarter, 10.4 percent higher than the $1.06 in the year-earlier period.

    "Demand for our services, including data connectivity, wireless and value-added services, continues to drive excellent bottom line performance," said Chairman and Chief Executive Officer Raymond W. Smith. "With solid fundamentals, we are poised for a terrific year in 1997."

     Smith also noted that the company has been able to absorb significant start-up costs for new ventures, such as the PrimeCo personal communications services (PCS) partnership and international wireless activities. The chief factors were continued cost control measures and the strong performance of Bell Atlantic's core business units, driven by revenue growth of 7.6 percent, including Bell Atlantic's proportionate share of domestic cellular revenues.


                     Network Highlights

Bell Atlantic's network business registered operating income growth of
12.9 percent, including the costs of complying with the 1996 Telecom Act and new business entry costs.

   "In the first quarter of this year, we had solid telephone network revenue growth of 4.5 percent driven by strong demand for basic services and successful stimulation of vertical services," said Bell Atlantic Vice Chairman James G. Cullen. "We continue to position our business for increased competition through aggressive product roll-outs such as Key Connection, a packaged toll offering, and through new distribution channels, including the opening this summer of our first center for Bell Atlantic Plus, our one-stop shop for all telecommunications needs, which we announced last month."

In the network business:

Access lines in service totaled approximately 20.8 million, up 3.9 percent over the last 12 months. The increase includes 12.9 percent year-over-year Centrex line growth.

Access minutes of use grew 3.0 percent compared with the unusually strong first quarter of 1996. Adjusted for the effects of last year's storms and leap year, access minutes of use were up approximately 8.0 percent.

At the end of the first quarter of 1997, Bell Atlantic had nearly 225,000 ISDN (Integrated Services Digital Network) lines in service, about 45 percent above the total a year earlier.

In the residential market:

Sales of secondary residential telephone lines, propelled by continued growth in the use of home computers and other communications devices, climbed to a record 245,000 in the first quarter of 1997, more than 19.7 percent above year-earlier levels and on track to meet the company's 1997 target of one million additional lines sold.

First quarter revenues from Home Voice Mail and central-office-based services such as Caller-ID, Return Call and Call Waiting were up about 20 percent compared with the 1996 period. Caller ID revenues grew 60.7 percent as the in-service base rose 55.5 percent. Revenues from Return Call , which in some markets now features a voice-recorded readout of the calling party's number, jumped over 19.1 percent from first quarter 1996 levels.

In the business markets:

Bell Atlantic's successful line of customized Centrex packages for small businesses posted revenues of $53.4 million for the quarter, up nearly
60.0 percent over the first quarter of 1996.

Among large business customers, revenues from high-speed Fast Packet services grew well over 100 percent from the first quarter levels last year.

Bell Atlantic Network Integration contributed revenues of $43.2 million, an increase of 17.8 percent over the first quarter of 1996.

   "With the continuing customer demand for service enhancements and our preparation for packaging our services for high-value customers, we are well positioned to remain the provider of choice," Cullen said. "We will meet our customers' needs in an easy, reasonably priced and satisfying manner. That class of customer care will be the key to winning their on-going loyalty."

   Network operating expenses for the quarter were approximately $2.4 billion, 1.6 percent higher than in 1996, primarily due to increased marketing costs, costs of complying with the Telecom Act checklist, and start-up expenses for the Internet and long distance businesses, offset by reductions in certain employee costs.


                           Wireless Highlights

    Bell Atlantic's global wireless portfolio of more than 89 million POPs (people in markets served) continued to post fast growth in its customer base and revenues in the first quarter of the year.

For Bell Atlantic NYNEX Mobile:

The company posted a 23.1 percent gain in net revenues over the first quarter of 1996, an operating income increase of 18.0 percent, and an operating cash flow improvement of 20.6 percent.

At the end of the first quarter, the company had 29.6 percent more customers than in the year-earlier period. The company added 224,000 new customers in the first quarter of 1997 - a record for first quarter net customers added - bringing its total to 4.6 million.

Penetration rose to 8.15 percent, a 27.3 percent increase over 1996.

    "First quarter 1997 was another successful period for our wireless businesses," said Bell Atlantic Vice Chairman Lawrence T. Babbio, Jr. "Domestically, we brought CDMA (code division multiple access) digital technology to all but one of our major Bell Atlantic NYNEX Mobile markets, and by the end of the second quarter our network will be digital in all markets. We successfully anticipated and prepared for new competitors in these markets, and maintained our momentum. We had an excellent operating cash flow margin of 40 percent in BANM, demonstrating our ability to manage growth and profitability.

    "Further, our PrimeCo partnership added a total of 77,000 customers during the quarter, bringing the venture's subscriber rolls to 114,000. With PrimeCo established as a recognized and respected brand, we look forward to further successes in the marketplace.

     "We also are consolidating the results of our Grupo Iusacell, S.A. de C.V., investment for the first time following our assumption of operational control of the business in February. We already are seeing renewed growth in cellular customers and expect that business to achieve customer growth targets of 30 percent or better for 1997."

In other international events:

Omnitel Pronto Italia, Bell Atlantic's consortium providing wireless service in Italy, added over 200,000 new customers in the first quarter to total some 913,000 customers in one of the world's fastest growing mobile operations.

EuroTel Praha, Bell Atlantic's wireless partnership serving the Czech Republic, added approximately 140,000 customers since July 1996 on its new digital, GSM (global system for mobile) network. Including its analog customers, the company has a total of approximately 200,000 customers.

EuroTel Bratislava, Bell Atlantic's wireless investment in the Slovak Republic, began GSM service in February, only three months after receiving its license from the government.

    The combined wireless portfolio added approximately 200,000 proportionate subscribers in the first quarter for a total of 3.1 million subscribers, an increase of 40.9 percent over a year ago.

     "In the wireless world, Bell Atlantic has differentiated itself as the digital choice for a growing customer base in a competitive marketplace," Babbio said. "We are successfully engaging the new competitors in their own game, and we are maintaining impressive growth into the future."

     Anticipating a landmark year for the company, Smith said, "We are heading toward the closing of our merger with NYNEX with great momentum. The new Bell Atlantic will capitalize on the continued strength in our core businesses, directed by a strong management team and serving a customer base hungry for new choices and a company like ours, which knows how to meet their demands."




Bell Atlantic Corp. (NYSE: BEL) is at the forefront of the new communications, entertainment and information industry. In the mid-Atlantic region, the company is the premier provider of local telecommunications and advanced services. Globally, it is one of the largest investors in the high-growth wireless communication marketplace. Bell Atlantic also owns a substantial interest in Telecom Corporation of New Zealand and is actively developing high-growth national and international business opportunities in all phases of the industry.


####


INTERNET USERS: Bell Atlantic news releases, executive speeches, news media contacts and other useful information are available at Bell Atlantic's News Center on the World Wide Web (http://www.ba.com). To receive news releases by e-mail, visit the News Center and register for personalized automatic delivery of Bell Atlantic news releases.






BELL ATLANTIC CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (unaudited)
(In millions, except per-share amounts)

                                                  Three months ended March 31,
                                                  1997               1996 (a)
Operating Revenues
 Transport Services:
   Local service                                $1,188.7            $1,139.7
   Network access                                  917.1               877.9
   Toll service                                    335.9               369.6
Ancillary Services:
   Directory publishing                            305.5               298.5
   Other                                           157.7               138.3
Value-Added Services                               435.0               371.9
Network Services Revenues                        3,339.9             3,195.9

 Other Services                                     74.0                24.0
Total Operating Revenues                         3,413.9             3,219.9

Operating Expenses
Employee costs,
     including benefits and taxes                  954.5               982.4
Depreciation and amortization                      671.4               628.9
Other                                              891.5               808.4
Total Operating Expenses                         2,517.4             2,419.7

Operating Income                                   896.5               800.2

Income from unconsolidated businesses               47.6                71.6
Other income (expense), net                         24.1                (2.3)
Interest expense                                   137.5               120.8
Income before provision for income
    taxes and cumulative effect of change
    in accounting principle                        830.7                748.7
Provision for income taxes                         315.1                284.0
Income before cumulative effect of change
    in accounting principle                        515.6                464.7
Cumulative effect of change in accounting
    principle:
    Directory publishing, net of tax                 --                 142.1

Net Income                                       $515.6                $606.8


(a) Restated to reflect the adoption of a change in the method of accounting for directory publishing revenues and expenses, effective January 1, 1996.















BELL ATLANTIC CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (unaudited) --
continued
(In millions, except per-share amounts)
                                                      Three months ended
                                                             March 31,
                                                         1997         1996
Per common share amounts
     Income before cumulative effect of
        change in accounting principle                  $1.17       $1.06

Cumulative effect of change in accounting
    principle                                             --          .32

   Net Income                                           $1.17       $1.38

Cash dividends declared per common share                 $.74        $.72(b)

Weighted average number of common
   and equivalent shares outstanding                     439.9     440.2


Other Selected Data (unaudited)
                                                  Three months ended
                                                       March 31,
                                                 1997             1996



Return on average common equity                   27.0%            26.9%
Total assets (in millions)                   $25,216.2       $ 23,835.6
Total employees                                 65,900           61,200



 (b) Includes payment of $.005 per common share for redemption of rights granted under the company's Shareholder Rights
Plan.





BELL ATLANTIC CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (unaudited)
(In millions)
                                                   Three Months ended March 31,
                                                        1997       1996
Cash Flows from Operating Activities
Net income                                            $515.6      $606.8
Depreciation and amortization                          671.4       628.9
Cumulative effect of change in accounting
     principle, net of tax                               --       (142.1)
Income from unconsolidated businesses                  (47.6)      (71.6)
Dividends received from unconsolidated businesses       31.7        29.6
Other, net                                              11.7       118.4
Net Cash Provided by Operating Activities            1,182.8     1,170.0

Net Cash Used in Investing Activities                 (752.5)     (603.7)

Net Cash Used in Financing Activities                 (438.0)     (866.3)

Decrease in Cash and Cash Equivalents                   (7.7)     (300.0)

Cash and Cash Equivalents, Beginning of Period         152.5       356.8

Cash and Cash Equivalents, End of Period              $144.8       $56.8





BELL ATLANTIC NYNEX MOBILE CELLULAR OPERATIONS
(unaudited)



                                               Three months ended March 31,
                                           1997           1996        % change
Selected Operating Data
Controlled POPs (1) (000)                  56,830       55,840          1.8
Owned POPs  (2) (000)                      55,021       53,788          2.3
Subscribers (000)                           4,634         3,575        29.6
Penetration (3)                               8.2%          6.4%
Churn                                          1.8%         1.8%
Revenues per subscriber per month (4)         $53           $57        (6.4)
Acquisition cost per gross add (5)           $215          $217        (0.9)
Cash expense per subscriber                   $33            $34       (5.1)
Selected Financial Data
(Dollars in millions)
Operating revenues (6)                       $675.9        $550.3      22.8
Less:  Cost of equipment                       88.3          72.9      21.1
Net revenues                                  587.6         477.4      23.1
Operating income                              138.0         116.9      18.0
Pre-tax income                                126.5         111.6      13.4
Operating cash flow (7)                       234.4         194.4      20.6
Operating cash flow margin                       40%           41%     (2.4)
Capital expenditures
  excluding acquisitions                      231.2          92.8       --

Footnotes:
(1) Controlled POPs represent the total number of POPs for markets in which BANM has operating control.
(2)   Owned POPs represent BANM percentage ownership in all licensed markets.
(3)   Penetration is calculated by dividing subscribers by controlled POPs.
(4) Revenue per subscriber is calculated using service revenues, incollect roaming, outcollect roaming and equipment revenue. Incollect roaming revenues were $47.3 million for the three month period ended 3/31/97 and $41.0 million for the three month period ended 3/31/96.
(5) Acquisition costs include commission expense and net margin on sale of customer equipment.
(6) Operating revenues include service revenues, outcollect roaming, and equipment revenues.
(7) Operating cash flow equals operating income plus depreciation and amortization.